Exhibit 3.68

State of Delaware Secretary of State Division of Corporations Delivered 12:59 PM 03/19/2008 FILED 12:46 PM 03/19/2008 SRV 080333847 – 4521161 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CAROLINAS JV HOLDINGS, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

FIRST:	The name of the limited partnership is Carolinas JV Holdings, L.P.

SECOND:	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:	The name and mailing address of the sole general partner is:

Carolinas JV Holdings General, LLC 5811 Pelican Bay Blvd., Suite 500 Naples, FL 34108

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership this 19th day of March, 2008.

/s/ Timothy R. Parry
Timothy R. Parry
Senior Vice President
Carolinas JV Holdings General, LLC,
General Partner